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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):   December 13, 1996


                          FPA MEDICAL MANAGEMENT, INC.
             (Exact name of registrant as specified in its charter)


       DELAWARE                     0-24276                33-0604264
(State or other juris-              (Commission File       (IRS Employer
diction of incorporation)           Number)                Identification No.)


3636 Nobel Drive, Suite 200, San Diego, California             92122
(Address of principal executive offices)                     (Zip Code)




(Registrant's telephone number, including area code):       (619) 453-1000



                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS

         On December 13, 1996 the Registrant announced that it had entered into a purchase agreement providing for the sale of $75,000,000 aggregate principal amount of 6.5% Convertible Subordinated Debentures due December 15, 2001 (the "Debentures") to certain initial purchasers (the "Initial Purchasers"). The Debentures will be convertible into shares of the Registrant's Common Stock at a fixed conversion price per share equal to $25.95, subject to adjustment in certain circumstances. The Debentures will be redeemable by the Company at declining redemption prices commencing in December 1999.

         The Debentures and the underlying Common Stock are being offered through the Initial Purchasers only to (i) "qualified institutional buyers" (as defined in Rule 144A under the Securities Act of 1933, as amended) in reliance on Rule 144A, (ii) a limited number of other "accredited investors" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended, that are institutional investors and that, prior to their purchase of the Debentures, deliver to the Initial Purchasers a letter containing certain representations and agreements and (iii) outside the United States to certain persons in offshore transactions in reliance on Regulation S under the Securities Act of 1933, as amended. The entire text of the Registrant's press release is incorporated by reference herein and a copy is filed as an exhibit to this report.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits

         Exhibit 99.1   Press Release dated December 13, 1996



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                     FPA MEDICAL MANAGEMENT, INC.
                                              (Registrant)



Dated:  January 2, 1997              By: /s/ JAMES A. LEBOVITZ
                                        ------------------------------------
                                              James A. Lebovitz
                                              Senior Vice President, General
                                              Counsel and Secretary



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                                  EXHIBIT INDEX




Exhibit No.                       Exhibit                         Page Number
-----------                       -------                         -----------

 99.1                      Press Release dated December 13, 1996



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